Our File No.:	311110
Date:	February 4, 2025

Bright Minds Biosciences Inc.
19 Vestry Street
New York, NY 10013
United States of America

Attention: Board of Directors

Dear Sirs/Mesdames,

Re: Bright Minds Biosciences Inc. - Registration Statement on Form F-3

We have acted as legal counsel to Bright Minds Biosciences Inc. (the "Company") in connection with the Company's registration statement on Form F-3 (the "Registration Statement") dated February 4, 2025, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").  The Registration Statement relates to the registration of 1,612,902 common shares without par value in the capital of the Company (the "Shares") for resale by the selling securityholders named in the Registration Statement (each, a "Selling Securityholder").  The Shares were issued by the Company pursuant to private securities purchase agreements entered into between the Company and the Selling Securityholders on November 4, 2024 (each, a "Securities Purchase Agreement").

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. §229.601(b)(5), in connection with the Registration Statement.

Documents Reviewed

In rendering this opinion set for below, we have reviewed:

  the Registration Statement;

  the Company's Notice of Articles;

  the Company's Articles (together with the Notice of Articles, the "Constating Documents");

  certain records of the Company's corporate proceedings, including resolutions of the directors approving the transactions described above;

  the form of the Securities Purchase Agreement entered into between the Company and each Selling Securityholder;

  the Company's Officers' Certificate dated February 4, 2025 provided by the Company's Chief Executive Officer and Chief Financial Officer (the "Officers' Certificate"); and

  such other documents as we have deemed relevant.

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February 4, 2025 Page 2

Assumptions, Limitations and Qualifications

Our opinions expressed herein are subject in all respects to the following assumptions, limitations and qualifications:

  each Securities Purchase Agreement has been duly authorized and validly executed and delivered by the Selling Securityholder party thereto;

  the Constating Documents and minute books of the Company reflect all corporate proceedings of the Company, are accurate and up-to-date, and correctly reflect the directors and officers of the Company;

  we have assumed (i) the genuineness of all signatures on documents examined by us, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or other copies, and (iv) that the documents, in the forms submitted to us for review, have not been and will not be altered or amended in any respect; and

  we have assumed that each of the statements made and certified in the Officers' Certificate was true and correct when made, has at no time since being made and certified become untrue or incorrect, and remains true and correct on the date hereof.

The opinions expressed in this letter are rendered as of the date hereof and are based on our understandings and assumptions as to present facts, and on the application of applicable law as the same exists on the date hereof.  We assume no obligation to update or supplement this opinion letter after the date hereof with respect to any facts or circumstances that may hereafter come to our attention or to reflect any changes in the facts or law that may hereafter occur or take effect.

The opinions expressed herein are limited to the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

Opinion

Based upon and subject to the foregoing assumptions, limitations and qualifications, we are of the opinion that the Shares have been validly issued as fully paid and non-assessable common shares in the capital of the Company.

Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm's name in the section of the Registration Statement and the prospectus included therein entitled "Legal Matters". In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Yours truly,

/s/ McMillan LLP